Exhibit 99.3

NOVEMBER 2, 2022

BRIGHTSPIRE CAPITAL

INVESTOR PRESENTATION

THIRD QUARTER 2022

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19) and its adverse impact on the real estate market, the economy and the Company's investments, financial condition and business operation; the Company's operating results may differ materially from the information presented in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as in the Company's other filings with the Securities and Exchange Commission; the fair value of the Company's investments may be subject to uncertainties (including impacts associated with accelerating inflationary trends, recent and potential further interest rate increases, the volatility of interest rates, credit spreads and the transition from LIBOR to SOFR, increased market volatility affecting commercial real estate businesses and public securities); the Company's use of leverage and interest rate mismatches between the Company's assets and borrowings could hinder its ability to make distributions and may significantly impact its liquidity position; the ability to simplify the portfolio, realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected cost savings through the internalization or expected returns on equity and/or yields on investments; the timing of and ability to generate additional liquidity and deploy available liquidity, including in senior mortgage loans; whether the Company will achieve its anticipated Distributable Earnings per share (as adjusted), or maintain or produce higher Distributable Earnings per share (as adjusted) in the near term or ever; the Company's ability to maintain or grow the dividend at all in the future; defaults by borrowers in paying debt service on outstanding indebtedness, borrowers' abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including the impact of higher interest expense, depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations, population shifts and migration, reduced demand for office, multifamily, hospitality or retail space) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; adverse impacts on the Company's corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company's liquidity, including available capacity under and margin calls on master repurchase facilities; lease payment defaults or deferrals, demands for protective advances and capital expenditures; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; the ability to execute CRE CLO's on a go forward basis, including at a reduced cost of capital; the impact of legislative, regulatory, tax and competitive changes, regime changes and the actions of government authorities and in particular those affecting the commercial real estate finance and mortgage industry or our business; and the impact of the conflict between Russia and Ukraine, global trade tensions, and the implementation and expansion of economic and trade sanctions. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as in BrightSpire Capital's other filings with the Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. BrightSpire Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and BrightSpire Capital does not intend to do so.

COMPANY HIGHLIGHTS

BrightSpire Capital, Inc. ("BRSP" or the "Company") is a large scale, diversified and internally-managed commercial real estate credit REIT

Transparent organizational model led by veteran management team with proven track record

Simple strategy focused on current and predictable earnings and sustainable dividends. **10.3%** dividend yield and **1.25x** coverage[(2)]

Prudent balance sheet with **$5.3B** of total at-share assets and **$1.6B** of book equity value[(1)]

Robust liquidity position. **$387M** of total liquidity, **$222M** of unrestricted cash and **$165M** undrawn corporate revolver[(3)]

Diversified portfolio of primarily floating rate senior loans and net leased assets. **$3.9B** loan portfolio, positioned to benefit from rising rates

Moderate leverage profile with embedded financing capacity. **2.3x** debt-to-equity ratio, **$815M** repurchase facility availability[(3)]

Amounts presented are as of September 30, 2022, unless otherwise stated; at BRSP share
1. Based on undepreciated book value; excludes the impact of accumulated depreciation and amortization on real estate investments
2. Based on annualized Q3'22 quarterly dividend of $0.20/share and BRSP closing share price of $7.77 as of October 28, 2022
3. As of October 28, 2022

KEY METRICS SNAPSHOT

Diversified $5.3 billion portfolio primarily comprised of senior loans and net lease assets

Quick Facts

Total At-Share Assets ($B) (Undepreciated)	**$5.3**
Current Liquidity ($M)[1]	**$387**
Q3'22 Adjusted Distributable Earnings ($M)*	**$32.3**
Per Share	$0.25
Q3'22 Dividend Per Share	**$0.20**
Book Value (GAAP) ($B)	**$1.4**
Per Share	$10.87
Book Value (Undepreciated) ($B)	**$1.6**
Per Share	$12.08

Investment Portfolio[2]



3%
13%
10%
74%
Senior mortgage loans
Mezzanine loans
Loan Portfolio 84%
Net lease & other real estate
CRE debt securities

Originations

	Q3'22	YTD22[3]
Number of Loans	3	29
Total Committed Capital ($M)	$91	$987
Average Loan Size ($M)	$30	$34
W.A. Coupon Spread[4]	S+352	S+363
% Floating Rate (Senior Loans)	100%	100%

Capital Structure

Total Capitalization ($B)	**$5.1**
Total Outstanding Debt ($B)	**$3.5**
Debt-to-Equity Ratio	**2.3x**
Debt-to-Asset Ratio	**67%**
Blended All-in Cost of Financing	**4.81%**



12%
<1%
31%
27%
30%
Stockholders' equity (undepreciated)
Master repurchase facilities (limited recourse)
Securitization bonds payable (non-recourse)
Mortgage debt (non-recourse)
Other debt (non-recourse)

BRIGHTSPIRE CAPITAL

* Refer to the Appendix for a definition and reconciliation to GAAP net income

Amounts presented are as of September 30, 2022, unless otherwise stated; at BRSP share

1. As of October 28, 2022
2. Based on GAAP net carrying value; includes the impact of accumulated depreciation and amortization related to real estate investments; excludes cash, other net assets and general CECL reserves
3. As of October 28, 2022; based on total committed capital and includes only closed deals
4. W.A. coupon spread excludes one mezzanine loan, which closed during the first quarter 2022

ACCOMPLISHMENTS & PRIORITIES

BRSP is well positioned to navigate the changing macroeconomic environment

Recent Accomplishments

- **Strong Earnings, Benefitting from Higher Rates**
  Q3'22 Adjusted Distributable Earnings of $0.25/share
- **Fully Covered Dividend**
  Q3'22 quarterly dividend of $0.20/share
- **$1.0B of New Originations Across 29 Loans YTD[1]**
- **Upsized Two Master Repurchase Facilities by $100M each, Increasing Total Capacity from $2.05B to $2.25B**
  $815M of repurchase facility availability[2]
- **$165M New Corporate Revolving Credit Facility**

Remaining 2022 & 2023 Priorities

- **Actively Manage Portfolio While Maintaining Sufficient Liquidity**
- **Manage and Fine Tune Liability Structure**
- **Selectively Originate New Loans to Grow Earnings and Dividend**
- **Reduce the Trading Gap between Stock Price and Book Value**

BRIGHTSPIRE CAPITAL

Amounts presented are as of September 30, 2022 unless otherwise stated; at BRSP share
1. Represents total committed capital and includes only closed deals as of October 28, 2022
2. As of October 28, 2022

DIVERSIFIED LOAN PORTFOLIO

BRSP has grown the portfolio and increased exposure to floating rate senior loans

Growth – Shift to Floating Rate Senior Loans[1]



Senior Loans
Subordinate Debt
Loan Portfolio
$3.2B
$0.2B
$3.0B
(93% senior loans)
Loan Portfolio
$3.9B
$0.1B
$3.8B
(97% senior loans)
100%
Floating Rate
(Senior Loans)
Q3'21
Q3'22

- **$3.9B** loan portfolio, up from $3.2B year-over-year (**22%** growth)
- **97%** senior loan composition (**100%** floating rate)

Property Type Mix – Predominantly Multifamily[1]



53%
31%
11%
4%
1%
Multifamily
Office
Hotel
Mixed-use
Industrial

- **53%** multifamily exposure
- **16%** exposure to hotel, industrial and mixed-use property types

BRIGHTSPIRE CAPITAL

Amounts presented are as of September 30, 2022, unless otherwise stated; at BRSP share

1. Based on GAAP gross carrying value; excludes cash, other net assets and general CECL reserves

IMPROVED LOAN PORTFOLIO RISK PROFILE

BRSP has improved the risk profile of the portfolio

Loan Size – Diversified Risk Concentration(1)



>$75M
20%
<$25M
22%
$51-$75M
10%
$25-$50M
48%

- Average loan size **$35M**
- Total loan count **111**, up from 90 year-over-year

Transition – Improving Quality(1)



Q3'21
Q3'22
31%
20%
12%
2%
6%
2%
>$75M LOAN SIZE
DEVELOPMENT
PIK

- W.A. risk ranking currently stands at **3.1**, down from 3.2 year-over-year
- Reduced exposure to >$75M loan size, development and PIK loans year-over-year

BRIGHTSPIRE CAPITAL

Amounts presented are as of September 30, 2022, unless otherwise stated; at BRSP share
1. Based on GAAP gross carrying value; excludes cash, other net assets and general CECL reserves

LENDING MARKET OVERVIEW

CRE Debt Market Update

- Heightened macroeconomic volatility from rising inflation, interest rates and geopolitics
- Continued slowdown in CRE transaction volumes
- Spreads have widened across property types and benchmark rates have increased
- Rising rate cap costs have made floating rate loans less attractive

BRSP Investment Themes

- ✓ Middle market focus, value-add business plans
- ✓ $25 to $50 million average loan size
- ✓ 2 to 3-year initial term
- ✓ In-place cash flows and prudent advance rates
- ✓ Primarily multifamily within the U.S.
- ✓ Select subordinate loans; no land or predevelopment loans

MIDDLE MARKET FOCUS

Lending in the largest and fastest growing markets in the nation to trusted partners

Originating in Growth Markets with Repeat Sponsors[1]

83% Top 25 MSAs

70% MSAs with above average population growth[3]

72% Originations with repeat sponsors

Focusing on Middle Market[2]

$20T+
Total CRE Market

85%
Transaction size < $50M

93%
Transaction size < $100M

$35M
BRSP average loan size

Amounts presented are as of September 30, 2022, unless otherwise stated

1. Based on new originations volume over the last twelve months as of September 30, 2022
2. Source – NAREIT – 2021 Research Report; Real Capital Analytics – based on financial information for the last twelve months as of September 30, 2022
3. Based on MSAs with population growth above approximately 9% growth between 2010 and 2020 per census data

ROBUST INVESTMENT PLATFORM

Rigorous underwriting and screen process for each investment

Comprehensive Investment Capabilities

- **Deep relationships with borrowers and intermediaries**
- **Real-time real estate market intelligence**
- **Expertise in identifying, evaluating and structuring investments**
- **Ability to source investments across the capital stack**

Screening & Evaluation Process (YTD 2022)



Total Investments Evaluated
# of Investments / Face Value ($B)
~1,925 / ~$97B
Total Investments Underwritten
~350 / ~$14B
Total Closed
29 / ~$1.0B
% of Investments Evaluated
100%
14%
1%

Collateral Diversification
(Total Investments Evaluated)



52%
17%
13%
9%
9%
Multifamily
Office
Other (1)
Industrial
Hotel

BRIGHTSPIRE CAPITAL

Amounts presented are as of October 28, 2022

1. Includes mixed-use, retail, land, healthcare and media / entertainment property types

ORIGINATIONS FOCUS

Quality earnings through deployment into first mortgages with a focus on growth markets

Powerful Originations Platform

- **$3.0B** of new originations closed since Q3'20 across **98** loans[1]
- **$987M** of new originations closed YTD across **29** loans, **100%** floating rate (senior loans)[1]
- Emphasis on diversification and reducing average loan balances which currently stands at **$35M**

Team with Proven CRE, Lending and Credit Expertise throughout Real Estate Cycles

- **55+** dedicated professionals throughout the U.S.
- Vertically integrated with in-house asset management and special servicer

Collateral Diversification[2]


61%
25%
8%
6%
Multifamily
Office
Mixed-use
Industrial

Region Diversification[2]


36%
36%
21%
7%
West
Southwest
Northeast
Southeast

New Originations with Predictable and Quality Earnings

	Q3'22	YTD22[3]
Number of Loans	3	29
Total Committed Capital	$91M	$987M
Average Loan Size (Committed Capital)	$30M	$34M
W.A. Coupon Spread[4]	S+352	S+363
% Floating Rate (Senior Loans)	100%	100%
% Acquisition Financing	100%	83%

BRIGHTSPIRE CAPITAL

Amounts presented are as of September 30, 2022, unless otherwise stated; at BRSP share
1. Reflects total committed capital as of October 28, 2022
2. Based on YTD22 total committed capital as of October 28, 2022
3. Amounts presented include only closed deals as of October 28, 2022
4. W.A. coupon spread excludes one mezzanine loan, which closed during the first quarter 2022

PRUDENT CAPITAL STRUCTURE

Capital structure provides flexibility and support to drive growth and return on equity

Capital Structure[1]

2.3x
Debt-to-equity ratio

67%
Debt-to-asset ratio

4.81%
Blended all-in cost of financing



12%
<1%
31%
27%
30%
Total Capitalization
$5.1B

- Stockholders' equity (undepreciated)
- Master repurchase facilities (limited recourse)
- Securitization bonds payable (non-recourse)
- Mortgage debt (non-recourse)
- Other debt (non-recourse)

Access to Diverse and Efficient Financing Sources

- Robust liquidity: $387M of total liquidity, $222M of cash[2]
- Moderate leverage ratios with embedded financing capacity and access to additional financing sources
  - ✓ Fully undrawn $165M corporate revolver[2]
  - ✓ Master repurchase facilities / term facilities with $2.25B of total capacity ($815M of availability)[2]
  - ✓ Mortgage debt
  - ✓ Public capital markets
  - ✓ Capital market securitizations

BRIGHTSPIRE CAPITAL

Amounts presented are as of September 30, 2022, unless otherwise stated; at BRSP share
1. Based on stockholders' equity excluding the impact of accumulated depreciation and amortization on real estate investments, where applicable
2. As of October 28, 2022

Q3 RESULTS SUMMARY

($ in millions, except where noted and per share data)	Q3'22	Q2'22	% Change
GAAP Net Income (Loss) Per Share	**$(20.5)** $(0.16)	**$34.3** $0.26	**n.a.**
Distributable Earnings (Loss) Per Share	**$(24.7)** $(0.19)	**$31.4** $0.24	**n.a.**
Adjusted Distributable Earnings Per Share	**$32.3** $0.25	**$31.4** $0.24	**4%**
Total At-Share Assets (Undepreciated) ($B)	**$5.3**	**$5.3**	**--**
Book Value (GAAP) ($B) Per Share	**$1.4** $10.87	**$1.5** $11.26	**(3%)**
Book Value (Undepreciated) ($B) *Per Share*	**$1.6** $12.08	**$1.6** $12.42	**(3%)**
Quarterly Dividend Per Share	**$0.20**	**$0.20**	**--**
CECL Reserve (General) Per Share / Basis Point ("BPS")[2]	**$28.9** $0.22 / 71 bps	**$45.1** $0.35 / 108 bps	**(37%)**
CECL Reserve (Specific) Per Share	**$57.2** $0.44	**--** --	**n.a.**

Investment Type %[1]



3%
13%
Total Investment-level Net Carrying Value
$1.1B
84%
Loan Portfolio
Net Lease & Other Real Estate
CRE Debt Securities

BRIGHTSPIRE CAPITAL

Amounts presented are as of September 30, 2022, unless otherwise stated; at BRSP share

1. Based on GAAP net carrying value; includes the impact of accumulated depreciation and amortization related to real estate investments; excludes cash, other net assets and general CECL reserves
2. Reflects general CECL reserve as a % (or bps) of the aggregate commitment amount of the total loan portfolio excluding loans that were evaluated for specific CECL reserves

Q3 PORTFOLIO DETAIL

BRSP's loan portfolio increased 22% year-over-year from $3.2 billion at Q3'21 to $3.9 billion at Q3'22 driven by new senior loan originations

Loan Portfolio	
Total Number of Investments	111
Carrying Value	$3.9B
Average Investment Size	$35M
W.A. Extended Term	3.3 yrs.
W.A. Unlevered Yield	7.2%
W.A. Risk Ranking	3.1
W.A. Loan-to-Value (Senior Loans Only)	70%

Real Estate Portfolio	NNN	Other RE
Total Number of Investments	8	2
Undepreciated Carrying Value / Carrying Value	$696M / $591M	$211M / $161M
Rentable Square Feet	5.1M	1.3M
W.A. % Leased / Remaining Lease Term	100% / 10.7 yrs.	85% / 3.4 yrs.

CRE Debt Securities	
Total Number of Investments	5
Carrying Value	$39M

BRIGHTSPIRE CAPITAL

Amounts presented are as of September 30, 2022, unless otherwise stated; at BRSP share

INVESTMENT OPPORTUNITY

Internalized structure and diversified balance sheet positions the Company to navigate current market environment, while continuing to grow earnings and create shareholder value

INTERNALLY MANAGED & DIVERSIFIED BALANCE SHEET

- Internalized, transparent organizational model with dedicated employee base of 55+ professionals
- Liquidity position of $387M
- Experienced team to navigate market cycles
- Efficient operating structure and overhead

A SIMPLE GAME PLAN

- Maintain higher cash balances in short term
- Prudently deploy cash on balance sheet into new senior loans
- Focus on first mortgages with in-place, sustainable cash flows
- **Continue to grow earnings**

STABLE & RECURRING EARNINGS

- Build current and predictable earnings
- **Grow dividend**
- **Close valuation discount between current share price and underlying book value**

Amounts presented are as of October 28, 2022

COMPANY INFORMATION

BrightSpire Capital (NYSE: BRSP) is internally managed and one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. BrightSpire Capital is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.brightspire.com.

HEADQUARTERS

New York
590 Madison Avenue
33rd Floor
New York, NY 10022
212-547-2631

STOCK & TRANSFER AGENT

American Stock & Transfer Trust Company (AST)
866-751-6317
help@astfinancial.com

INVESTOR RELATIONS

ADDO Investor Relations
Lasse Glassen
310-829-5400
lglassen@addoir.com

ANALYST COVERAGE

Raymond James
Stephen Laws
901-579-4868

B. Riley
Matt Howlett
917-538-4762

BTIG
Eric Hagen
212-738-6014

JMP Securities
Steve DeLaney
212-906-3517

BofA Securities
Derek Hewett
646-855-2087

WWW.BRIGHTSPIRE.COM

NYSE: BRSP

BRIGHTSPIRE CAPITAL

APPENDIX



BRIGHTSPIRE CAPITAL

IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS

We present Distributable Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Distributable Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with GAAP, and this metric is a useful indicator for investors in evaluating and comparing our operating performance to our peers and our ability to pay dividends. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with our taxable year ended December 31, 2018. As a REIT, we are required to distribute substantially all of our taxable income and we believe that dividends are one of the principal reasons investors invest in credit or commercial mortgage REITs such as our company. Over time, Distributable Earnings has been a useful indicator of our dividends per share and we consider that measure in determining the dividend, if any, to be paid. This supplemental financial measure also helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations.

We define Distributable Earnings as GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our operating partnership or "OP") and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (vi) general CECL reserves determined by probability of default / loss given default (or "PD/LGD") model, (vii) depreciation and amortization, (viii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (ix) one-time events pursuant to changes in GAAP and (x) certain material non-cash income or expense items that in the judgment of management should not be included in Distributable Earnings. For clauses (ix) and (x), such exclusions shall only be applied after approval by a majority of our independent directors. Distributable Earnings include specific CECL reserves when realized. Loan losses are realized when such amounts are deemed nonrecoverable at the time the loan is repaid, or if the underlying asset is sold following foreclosure, or if we determine that it is probable that all amounts due will not be collected; realized loan losses to be included in Distributable Earnings is the difference between the cash received, or expected to be received, and the book value of the asset.

Additionally, we define Adjusted Distributable Earnings as Distributable Earnings excluding (i) realized gains and losses on asset sales, (ii) fair value adjustments, which represent mark-to-market adjustments to investments in unconsolidated ventures based on an exit price, defined as the estimated price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants, (iii) unrealized gains or losses, (iv) realized CECL reserves and (v) one-time gains or losses that in the judgement of management should not be included in Adjusted Distributable Earnings. We believe Adjusted Distributable Earnings is a useful indicator for investors to further evaluate and compare our operating performance to our peers and our ability to pay dividends, net of the impact of any gains or losses on assets sales or fair value adjustments, as described above.

Distributable Earnings and Adjusted Distributable Earnings do not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or an indication of our cash flows from operating activities determined in accordance with GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs. In addition, our methodology for calculating Distributable Earnings and Adjusted Distributable Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Distributable Earnings and Adjusted Distributable Earnings may not be comparable to the Distributable Earnings and Adjusted Distributable Earnings reported by other companies.

The Company calculates Distributable Earnings per share and Adjusted Distributable Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares and operating partnership units (held by members other than the Company or its subsidiaries).

The Company presents pro rata ("at share" or "at BRSP share") financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests' ("NCI") share of assets, liabilities, profits and losses was computed by applying noncontrolling interests' economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company's economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other companies may not calculate their pro rata information in the same methodology, and accordingly, the Company's pro rata information may not be comparable to other companies pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

We present loan-to-value which reflects the initial loan amount divided by the as-is appraised value as of the date the loan was originated, or by the current principal amount divided by the appraisal value as of the date of the most recent as-is appraisal. For construction loans, loan-to-value reflects the total commitment amount of the loan divided by the as-completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis.

We present risk rankings, which is a supplemental financial disclosure, for loans held for investment. In addition to reviewing loans held for investment for impairment quarterly, we evaluate loans held for investment to determine if a current expected credit losses reserve should be established. In conjunction with this review, we assess the risk factors of each senior and mezzanine loans and preferred equity and assign a risk ranking based on a variety of factors, including, without limitation, underlying real estate performance and asset value, values of comparable properties, durability and quality of property cash flows, sponsor experience and financial wherewithal, and the existence of a risk-mitigating loan structure. Additional key considerations include loan-to-value ratios, debt service coverage ratios, loan structure, real estate and credit market dynamics, and risk of default or principal loss. Based on a five-point scale, our loans held for investment are rated "1" through "5," from less risk to greater risk. At the time of origination or purchase, loans held for investment are ranked as a "3" and will move accordingly going forward.

CONSOLIDATED BALANCE SHEET

	September 30, 2022 (Unaudited)	December 31, 2021
Assets		
Cash and cash equivalents	$ 286,456	$ 259,722
Restricted cash	104,868	86,841
Loans held for investment	3,911,436	3,485,607
Current expected credit loss reserve	(85,589)	(36,598)
Loans held for investment, net	3,825,847	3,449,009
Real estate, net	715,529	783,211
Receivables, net	39,993	54,499
Deferred leasing costs and intangible assets, net	54,832	64,981
Assets held for sale	-	44,345
Other assets ($3,119 and $4,406 at fair value, respectively)	67,448	82,451
Mortgage loans held in securitization trusts, at fair value	685,531	813,310
Total assets	$ 5,780,504	$ 5,638,369
Liabilities		
Securitization bonds payable, net	$ 1,341,244	$ 1,500,899
Mortgage and other notes payable, net	643,656	760,583
Credit facilities	1,533,664	905,122
Accrued and other liabilities	90,935	99,814
Intangible liabilities, net	5,186	6,224
Escrow deposits payable	87,443	73,344
Dividends payable	25,791	23,912
Mortgage obligations issued by securitization trusts, at fair value	649,377	777,156
Total liabilities	4,377,296	4,147,054
Commitments and contingencies		
Equity		
Stockholders' equity		
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.01 par value per share		
Class A, 950,000,000 shares authorized, 128,964,934 and 129,769,365 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1,290	1,298
Additional paid-in capital	2,852,218	2,855,766
Accumulated deficit	(1,445,030)	(1,410,562)
Accumulated other comprehensive income (loss)	(6,578)	8,786
Total stockholders' equity	1,401,900	1,455,288
Noncontrolling interests in investment entities	1,308	1,472
Noncontrolling interests in the Operating Partnership	-	34,555
Total equity	1,403,208	1,491,315
Total liabilities and equity	$ 5,780,504	$ 5,638,369

$ in thousands, except share data; as of September 30, 2022, unless otherwise stated

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended September 30, 2022	2021
Net interest income		
Interest income	$ 63,671	$ 47,082
Interest expense	(32,944)	(14,962)
Interest income on mortgage loans held in securitization trusts	9,597	10,806
Interest expense on mortgage obligations issued by securitization trusts	(8,977)	(9,508)
Net interest income	31,347	33,418
Property and other income		
Property operating income	22,265	26,376
Other income	1,616	946
Total property and other income	23,881	27,322
Expenses		
Property operating expense	5,814	7,266
Transaction, investment and servicing expense	932	1,086
Interest expense on real estate	7,047	7,968
Depreciation and amortization	8,572	8,850
Increase of current expected credit loss reserve	40,750	769
Compensation and benefits (including $2,217 and $2,695 of equity-based compensation expense, respectively)	8,373	7,897
Operating expense	3,545	3,915
Total expenses	75,033	37,751
Other income (loss)		
Unrealized gain on mortgage loans and obligations held in securitization trusts, net	-	3,867
Realized loss on mortgage loans and obligations held in securitization trusts, net	-	(3,867)
Other gain (loss), net	(30)	3,309
Income (loss) before equity in earnings of unconsolidated ventures and income taxes	(19,835)	26,298
Equity in earnings (loss) of unconsolidated ventures	-	(95,977)
Income tax expense	(633)	(2,065)
Net loss	(20,468)	(71,744)
Net loss attributable to noncontrolling interests:		
Investment entities	5	61
Operating Partnership	-	1,626
Net loss attributable to BrightSpire Capital, Inc. common stockholders	$ (20,463)	$ (70,057)
Net loss per common share – basic	$ (0.16)	$ (0.54)
Net loss per common share – diluted	$ (0.16)	$ (0.54)
Weighted average shares of common stock outstanding – basic	126,564	128,693
Weighted average shares of common stock outstanding – diluted	126,564	128,693

In thousands, except per share data; as of September 30, 2022, unless otherwise stated; unaudited

Reconciliation of consolidated balance sheet to at BRSP share balance sheet

	As of September 30, 2022		
	Consolidated	NCI[1]	At BRSP share[2]
Assets			
Loans held for investment, net	$ 3,825,847	$ -	$ 3,825,847
Real estate, net	715,529	12,936	702,593
Deferred leasing costs and intangible assets, net	54,832	890	53,942
Mortgage loans held in securitization trusts, at fair value[3]	685,531	649,377	36,154
Cash, restricted cash, receivables and other assets	498,765	3,787	494,978
Total assets	$ 5,780,504	$ 666,990	$ 5,113,514
Liabilities			
Securitization bonds payable, net	$ 1,341,244	$ -	$ 1,341,244
Mortgage and other notes payable, net	643,656	12,139	631,517
Credit facilities	1,533,664	-	1,533,664
Intangible liabilities, net	5,186	570	4,616
Mortgage obligations issued by securitization trusts, at fair value[3]	649,377	649,377	-
Other liabilities, escrow deposits payable and dividends payable	204,169	3,596	200,573
Total liabilities	$ 4,377,296	$ 665,682	$ 3,711,614
Total equity	$ 1,403,208	$ 1,308	$ 1,401,900
Total liabilities and equity	$ 5,780,504	$ 666,990	$ 5,113,514
Total common shares outstanding	128,965	128,965	128,965
GAAP net book value per share	$ 10.88	$ 0.01	$ 10.87
Accumulated depreciation and amortization[4]	$ 158,979	$ 3,570	$ 155,409
Accumulated depreciation and amortization per share[4]	$ 1.23	$ 0.02	$ 1.21
Undepreciated book value	$ 1,562,187	$ 4,878	$ 1,557,309
Undepreciated book value per share	$ 12.11	$ 0.03	$ 12.08

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of September 30, 2022, unless otherwise stated; unaudited

1. Represents interests in assets held by third party partners
2. Represents the proportionate share attributed to BRSP based on BRSP's ownership % by asset
3. Reflects the net impact of securitization assets and related obligations which are consolidated for accounting purposes
4. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net book value to undepreciated book value

	As of September 30, 2022	
GAAP net book value (excluding noncontrolling interests in investment entities)	$	1,401,900
Accumulated depreciation and amortization[1]		155,409
Undepreciated book value	$	1,557,309
GAAP net book value per share (excluding noncontrolling interests in investment entities)	$	10.87
Accumulated depreciation and amortization per share[1]		1.21
Undepreciated book value per share	$	12.08
Total common shares outstanding		128,965

In thousands, except per share data; as of September 30, 2022, unless otherwise stated; unaudited

1. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net loss to Distributable Loss and Adjusted Distributable Earnings

		Three Months Ended September 30, 2022
Net loss attributable to BrightSpire Capital, Inc. common stockholders	$	(20,463)
Adjustments:		
Non-cash equity compensation expense		2,217
Depreciation and amortization		8,553
Net unrealized loss (gain):		
Other unrealized gain on investments		(605)
General CECL reserves		(16,194)
Loss on sale of real estate, preferred equity and investments in unconsolidated joint ventures		2,004
Adjustments related to noncontrolling interests		(191)
Distributable Loss attributable to BrightSpire Capital, Inc. common stockholders	$	(24,679)
Distributable Loss per share[1]	$	(0.19)
Weighted average number of common shares[1]		128,965
Adjustments:		
Specific CECL reserves		56,944
Adjusted Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders	$	32,265
Adjusted Distributable Earnings per share[1]	$	0.25
Weighted average number of common shares[1]		128,965

In thousands, except per share data; as of September 30, 2022, unless otherwise stated; unaudited

1. The Company calculates Distributable Earnings (Loss) and Adjusted Distributable Earnings per share, which are non-GAAP financial measures, based on a weighted average number of common shares. For the three months ended September 30, 2022, the weighted average number of common shares was approximately 129.0 million

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BRIGHTSPIRE CAPITAL